Exhibit 99.1

January 19, 2022

PACWEST BANCORP ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2021

FOR IMMEDIATE RELEASE

FOURTH QUARTER 2021 RESULTS

$136.0M	$1.14	$181.7M	22.06%
Net Earnings	Diluted Earnings per Share	PPNR	ROATE

FOURTH QUARTER 2021 HIGHLIGHTS

•	Net Earnings of $136.0 Million or $1.14 Per Diluted Share
•	Core Deposits Up $4.6 Billion or 16.3% of which $4.1 Billion Related to the Acquisition of the HOA Business in October; Represents 93% of Total Deposits
•	Loan Growth of $2.4 Billion or 11.8%
•	Civic Loan Production of $480 Million in 4Q21, Compared to $481 Million in 3Q21
•	PPNR of $181.7 Million, Up 8.3% Compared to 3Q21
•	Provision for Credit Losses Benefit of $6.0 Million in 4Q21 Compared to Benefit of $20.0 Million in 3Q21
•	Net Interest Income (TE) of $304.5 Million in 4Q21, Compared to $279.8 Million in 3Q21
•	Noninterest Income of $57.4 Million in 4Q21, Compared to $51.3 Million in 3Q21, With Continued Strength in Warrant Income

•	Noninterest Expense of $176.1 Million in 4Q21, Up 10.5% From 3Q21, Due Mainly to First Quarter of Operating Expenses Related to Acquired HOA Business plus Acquisition Costs of $5.6 Million
•	Classified and Special Mention Loans Fell $25.5 Million and $104.8 Million, Respectively, From 3Q21
•	ACL Ratio of 1.19% and ALLL Ratio of 0.87%
•	Net Charge-offs of $169 Thousand
•	Cost of Deposits Remained at 8bps
•	Loan and Lease Production of $3.4 Billion, Up From $2.4 Billion in 3Q21; WAC of 3.89% vs. 4.24% in 3Q21
•	Strong Capital Position – CET1 Ratio of 8.86% and Total Capital Ratio of 12.69% at 4Q21
•	Tangible Book Value Per Share Decreased From $22.57 at 3Q21 to $21.31 at 4Q21 Due Mainly to Cash Used for the HOA Acquisition

FULL YEAR 2021 RESULTS

$607.0M	$5.10	$660.3M	24.41%
Net Earnings	Diluted Earnings per Share	PPNR	ROATE

FULL YEAR 2021 HIGHLIGHTS

•	Net Earnings of $607.0 Million or $5.10 Per Diluted Share
•	Core Deposits Up $10.5 Billion or 47.0% in 2021; Venture Banking Up $4.5 Billion; HOA Acquisition Added $4.1 Billion
•	Loan Growth of $3.9 Billion or 20.2%
•	PPNR of $660.3 Million, Up 2.1% Compared to 2020
•	Provision for Credit Losses Benefit of $162.0 Million in 2021 Compared to Provision of $339.0 Million in 2020
•	Net Interest Income (TE) of $1.1 Billion in 2021, Compared to $1.0 Billion in 2020
•	Classified and Special Mention Loans Fell $149.2 Million and $329.7 Million, Respectively, From 2020

•	Net Recoveries of $1.9 Million
•	Cost of Deposits 9bps for 2021 Down From 27 bps in 2020
•	Loan and Lease Production of $9.1 Billion, Up From $4.2 Billion in 2020; WAC of 4.19% vs. 3.57% in 2020
•	Tangible Book Value Per Share Increased From $21.05 at the End of 2020 to $21.31 at the End of 2021
•	Noninterest Income of $193.9 Million in 2021, Compared to $146.1 Million in 2020, With Record Warrant Income of $49.3 Million in 2021

CEO COMMENTARY

Matt Wagner, President and CEO, commented, “We are very pleased to deliver another strong quarter. We deployed approximately $3.8 billion of excess liquidity into higher-yielding securities and loans during the fourth quarter which resulted in a $24.6 million increase in net interest income and helped drive a $13.9 million increase in our pre-tax pre-provision net revenue compared to the third quarter. Loans grew by $2.4 billion in the fourth quarter to an all-time high of $22.9 billion.”

“We continued to experience strong deposit growth as core deposits increased by $4.6 billion during the fourth quarter driven by the $4.1 billion of deposits acquired with the HOA business.”

“Credit quality continues the improvement seen throughout 2021 with net recoveries of $1.9 million for the year and continued decreases in special mention (down 46% in 2021) and classified loans and leases (down 56% in 2021) which resulted in a provision benefit for the fourth consecutive quarter.”

“We had a strong year in 2021 and produced record net earnings of over $600 million, ended the year with record high balances for loans and deposits and crossed the $40 billion total assets milestone. We completed two strategic acquisitions with Civic Financial Services in February and the HOA business in October which expanded our product offerings and position us well for a rising rate environment. ”

“Our strategy of prioritizing a strong balance sheet, followed by profitability and growth, in that order, served us well in 2021 and we are well positioned as we begin 2022.”

(1) Non-GAAP measure

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Year Ended
	December 31,	September 30,	Increase	December 31,		Increase
Financial Highlights (1)	2021	2021	(Decrease)	2021	2020	(Decrease)

	(Dollars in thousands, except per share data)
Net earnings (loss)	$136,045	$139,996	$(3,951)	$606,959	$(1,237,574)	$1,844,533
Diluted earnings (loss) per share	$1.14	$1.17	$(0.03)	$5.10	$(10.61)	$15.71
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") (2)	$181,677	$167,766	$13,911	$660,334	$646,599	$13,735
Return on average assets	1.34%	1.55%	(0.21)	1.71%	(4.46)%	6.17
PPNR return on average assets (2)	1.79%	1.86%	(0.07)	1.86%	2.33%	(0.47)
Return on average tangible equity (2)	22.06%	21.03%	1.03	24.41%	10.36%	14.05

Yield on average loans and leases (tax equivalent)	4.93%	5.01%	(0.08)	5.08%	5.18%	(0.10)
Cost of average total deposits	0.08%	0.08%	-	0.09%	0.27%	(0.18)
Net interest margin ("NIM") (tax equivalent)	3.24%	3.33%	(0.09)	3.40%	4.05%	(0.65)
Efficiency ratio	46.2%	47.2%	(1.0)	46.9%	43.1%	3.8

Total assets	$40,443,344	$35,885,676	$4,557,668	$40,443,344	$29,498,442	$10,944,902
Loans and leases held for investment, net of deferred fees	$22,941,548	$20,511,020	$2,430,528	$22,941,548	$19,083,377	$3,858,171
Noninterest-bearing demand deposits	$14,543,133	$12,881,806	$1,661,327	$14,543,133	$9,193,827	$5,349,306
Core deposits	$32,734,949	$28,140,708	$4,594,241	$32,734,949	$22,264,480	$10,470,469
Total deposits	$34,997,757	$30,559,745	$4,438,012	$34,997,757	$24,940,717	$10,057,040

As percentage of total deposits:
Noninterest-bearing demand deposits	41%	42%	(1)	41%	37%	4
Core deposits	93%	92%	1	93%	89%	4

Equity to assets ratio	9.89%	10.92%	(1.03)	9.89%	12.19%	(2.30)
Common equity tier 1 capital ratio	8.86%	10.15%	(1.29)	8.86%	10.53%	(1.67)
Total capital ratio	12.69%	14.36%	(1.67)	12.69%	13.76%	(1.07)
Tangible common equity ratio (2)	6.54%	7.79%	(1.25)	6.54%	8.78%	(2.24)
Book value per share	$33.45	$32.77	$0.68	$33.45	$30.36	$3.09
Tangible book value per share (2)	$21.31	$22.57	$(1.26)	$21.31	$21.05	$0.26

(1)	The operations of the Homeowners Association Services business are included from its October 8, 2021 acquisition date and the operations of Civic are included from its February 1, 2021 acquisition date.
(2)	Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

NET INTEREST INCOME

Net interest income increased by $24.6 million to $300.4 million for the fourth quarter of 2021 compared to $275.8 million for the third quarter of 2021 due mainly to higher income on investment securities and loans and leases primarily resulting from higher average balances as we deployed our excess liquidity. Income on investment securities increased by $7.7 million in the fourth quarter of 2021 due to a $1.9 billion increase in the average balance of investment securities, offset partially by a 10 basis point decrease in the yield on average investment securities. Income on loans and leases increased by $16.9 million in the fourth quarter of 2021 due to a $1.7 billion increase in the average balance of loans and leases, offset partially by an eight basis point decrease in the yield on average loans and leases. The tax equivalent yield on average loans and leases was 4.93% for the fourth quarter of 2021 compared to 5.01% for the third quarter of 2021. The decrease in the tax equivalent yield on average loans and leases was due primarily to the purchases of lower yielding single-family loans and higher loan premium amortization of $4.1 million.

The tax equivalent NIM was 3.24% for the fourth quarter of 2021 compared to 3.33% for the third quarter of 2021. The decrease in the NIM was due primarily to the change in the earning assets mix driven by the increase in the balance of average investment securities as a percentage of average earning assets and the decrease in the balance of average loans and leases as a percentage of average earning assets, as well as lower yields on average loans and leases and average investment securities. The average balance of investment securities increased by $1.9 billion to $10.0 billion, the average balance of deposits in financial institutions increased by $303.3 million to $6.0 billion, and the average balance of loans and leases increased by $1.7 billion to $21.4 billion in the fourth quarter of 2021. The increase in average balances of investment securities and loans and leases was the result of deploying some of our excess liquidity ahead of the closing of the acquisition of the HOA Services Division of MUFG Union Bank that added approximately $4.1 billion of deposits on October 8, 2021.

The cost of average total deposits was 0.08% in the fourth quarter of 2021, unchanged from 0.08% in the third quarter of 2021.

PROVISION FOR CREDIT LOSSES

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Provision for Credit Losses	2021	2021	(Decrease)

	(In thousands)
(Reduction in) addition to allowance for loan and lease losses	$(3,000)	$(21,500)	$18,500
(Reduction in) addition to reserve for unfunded loan commitments	(3,000)	1,500	(4,500)
Total provision for credit losses	$(6,000)	$(20,000)	$14,000

The provision for credit losses benefit was $6.0 million for the fourth quarter of 2021 compared to a benefit of $20.0 million for the third quarter of 2021. The fourth quarter benefit was primarily impacted by changes in the qualitative component and a slightly improved economic forecast offset by an increased provision for loan growth.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Income	2021	2021	(Decrease)

	(In thousands)
Service charges on deposit accounts	$3,476	$3,407	$69
Other commissions and fees	10,633	11,792	(1,159)
Leased equipment income	12,602	10,943	1,659
Gain on sale of loans and leases	172	-	172
Gain on sale of securities	999	515	484
Other income:
Dividends and gains on equity investments	(1,570)	8,387	(9,957)
Warrant income	23,990	13,578	10,412
Other	7,080	2,723	4,357
Total noninterest income	$57,382	$51,345	$6,037

Noninterest income increased by $6.0 million to $57.4 million for the fourth quarter of 2021 compared to $51.3 million for the third quarter of 2021 due primarily to increases of $10.4 million in warrant income, $4.4 million in other income, and $1.7 million in leased equipment income, offset partially by a $10.0 million decrease in dividends and gains on equity investments. Warrant income increased due to continued strength in the capital markets activity including our single largest warrant gain ever of $13.6 million along with a second warrant gain of $5.2 million. Other income increased due primarily to higher gains from early lease terminations of $4.5 million. Leased equipment income increased due to a higher average balance of leased equipment and the return of one large lease to accrual status in December 2021. Dividends and gains on equity investments decreased due primarily to lower gains on sales of equity investments, higher fair value losses on equity investments still held, and lower income distributions and fair value marks on SBIC investments.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Expense	2021	2021	(Decrease)

	(In thousands)
Compensation	$99,700	$98,061	$1,639
Occupancy	14,656	14,928	(272)
Data processing	8,171	7,391	780
Other professional services	5,946	5,164	782
Insurance and assessments	5,032	3,685	1,347
Intangible asset amortization	3,876	2,890	986
Leased equipment depreciation	9,569	8,603	966
Foreclosed assets (income) expense, net	(260)	165	(425)
Acquisition, integration and reorganization costs	5,590	200	5,390
Customer related expense	6,175	4,538	1,637
Loan expense	5,627	4,180	1,447
Other	12,028	9,616	2,412
Total noninterest expense	$176,110	$159,421	$16,689

Noninterest expense increased by $16.7 million to $176.1 million for the fourth quarter of 2021 compared to $159.4 million for the third quarter of 2021 due primarily to increases in several expense categories such as compensation expense by $1.6 million, data processing by $0.8 million, insurance and assessments by $1.3 million, intangible asset amortization by $1.0 million, acquisition, integration and reorganization costs by $5.4 million, and customer related expense by $1.6 million. The increases related primarily to the acquisition of the HOA business on October 8, 2021. Total operating expenses for the quarter, excluding the acquisition, integration and reorganization costs of $5.6 million, were $170.5 million including $5.9 million of operating expenses for the acquired HOA business.

Income Taxes

The effective income tax rate was 27.5% in the fourth quarter of 2021 compared to 25.4% in the third quarter of 2021. The increase was due primarily to an increase in state tax rates for fiscal year 2021 caused by a shift in apportionment and a tax benefit from the release of a valuation allowance recorded in the third quarter. The effective income tax rate for the full year 2021 was 26.2%. The effective tax rate for the full year 2022 is currently estimated to be in the range of 25% to 27%.

BALANCE SHEET HIGHLIGHTS

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	December 31, 2021		September 30, 2021		December 31, 2020
		% of		% of		% of
Deposit Composition	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Noninterest-bearing demand	$14,543,133	41%	$12,881,806	42%	$9,193,827	37%
Interest checking	7,319,898	21%	7,168,472	24%	5,974,910	24%
Money market	10,241,265	29%	7,463,261	24%	6,532,917	26%
Savings	630,653	2%	627,169	2%	562,826	2%
Total core deposits	32,734,949	93%	28,140,708	92%	22,264,480	89%
Non-core non-maturity deposits	889,976	3%	960,438	3%	1,149,467	5%
Total non-maturity deposits	33,624,925	96%	29,101,146	95%	23,413,947	94%
Time deposits $250,000 and under	885,938	3%	882,551	3%	994,197	4%
Time deposits over $250,000	486,894	1%	576,048	2%	532,573	2%
Total time deposits	1,372,832	4%	1,458,599	5%	1,526,770	6%
Total deposits	$34,997,757	100%	$30,559,745	100%	$24,940,717	100%

At December 31, 2021, core deposits totaled $32.7 billion or 93% of total deposits, including $14.5 billion of noninterest-bearing demand deposits or 41% of total deposits. Core deposits increased by $4.6 billion or 16.3% in the fourth quarter of 2021 driven primarily by the $4.1 billion of core deposits acquired with the HOA business on October 8, 2021.

In addition to deposit products, we also offer alternative, non-depository cash investment options for select clients. These alternative options include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds at December 31, 2021 were $1.4 billion, of which $0.9 billion was managed by PWAM.

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Year Ended
Roll Forward of Loans and Leases Held	December 31,	September 30,	December 31,
for Investment, Net of Deferred Fees (1)	2021	2021	2021

	(Dollars in thousands)
Balance, beginning of period	$20,511,020	$19,506,257	$19,083,377
Additions:
Production	3,372,815	2,406,024	9,054,767
Disbursements	1,917,195	1,349,333	5,952,158
Total production and disbursements	5,290,010	3,755,357	15,006,925
Reductions:
Payoffs	(2,000,293)	(1,732,621)	(7,337,296)
Paydowns	(845,443)	(1,013,867)	(3,728,950)
Total payoffs and paydowns	(2,845,736)	(2,746,488)	(11,066,246)
Sales	(15,837)	(2,175)	(117,263)
Transfers to foreclosed assets	-	(415)	(1,062)
Charge-offs	(4,395)	(1,516)	(10,715)
Transfers to loans held for sale	-	-	(25,554)
Total reductions	(2,865,968)	(2,750,594)	(11,220,840)
Loans acquired through acquisitions	6,486	-	72,086
Net increase (decrease)	2,430,528	1,004,763	3,858,171
Balance, end of period	$22,941,548	$20,511,020	$22,941,548

Weighted average rate on production (2)	3.89%	4.24%	4.19%

(1)	Includes direct financing leases but excludes equipment leased to others under operating leases.
(2)	The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 38 basis points to loan yields in 2021.

Loans and leases held for investment, net of deferred fees, increased by $2.4 billion or 11.8% in the fourth quarter of 2021 to $22.9 billion at December 31, 2021. Excluding PPP loan activity, loans grew by $2.5 billion or 12.6%. The overall increase in the loans and leases balance for the fourth quarter of 2021 was due primarily to increases in the income producing and other residential, venture capital, and asset-based portfolios, offset partially by a reduction in the commercial real estate construction portfolio. Civic loan production was $480 million in the fourth quarter of 2021 compared to $481 million in the third quarter of 2021. The total outstanding balance of the Civic loan portfolio as of December 31, 2021 was $1.4 billion. The PPP loan forgiveness in the fourth quarter of 2021 was $111 million, down from $338 million in the third quarter of 2021. Net fees for PPP loans were $3.6 million in the fourth quarter of 2021, down from the $7.9 million in the third quarter of 2021. Remaining PPP loans totaled $157 million as of December 31, 2021 with $4.2 million of net fees to amortize over the remaining life of the loans. The weighted average rate on the $3.4 billion of new production for the fourth quarter of 2021 decreased to 3.89% from 4.24% in the third quarter of 2021 due primarily to the loan mix (higher levels of single-family loan pool purchases and equity fund loans). In the fourth quarter of 2021, we purchased $1.1 billion in single-family loan pools compared to $1.0 billion in the third quarter of 2021. The total of the single-family loan pool purchase portfolio as of December 31, 2021 was $2.3 billion.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	December 31, 2021		September 30, 2021		December 31, 2020
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total

	(In thousands)
Real estate mortgage:
Commercial	$3,762,299	17%	$3,694,597	18%	$4,096,671	21%
Income producing and other residential	7,416,421	32%	6,153,662	30%	3,803,265	20%
Total real estate mortgage	11,178,720	49%	9,848,259	48%	7,899,936	41%
Real estate construction and land:
Commercial	832,591	4%	992,003	5%	1,117,121	6%
Residential	2,604,536	11%	2,392,568	12%	2,243,160	12%
Total real estate construction and land	3,437,127	15%	3,384,571	17%	3,360,281	18%
Total real estate	14,615,847	64%	13,232,830	65%	11,260,217	59%
Commercial:
Asset-based	4,075,477	18%	3,661,769	18%	3,429,283	18%
Venture capital	2,320,593	10%	1,632,861	8%	1,698,508	9%
Other commercial	1,471,981	6%	1,577,592	7%	2,375,114	12%
Total commercial	7,868,051	34%	6,872,222	33%	7,502,905	39%
Consumer	457,650	2%	405,968	2%	320,255	2%
Total loans and leases held for investment, net of deferred fees	$22,941,548	100%	$20,511,020	100%	$19,083,377	100%

Total unfunded loan commitments	$9,006,350		$8,480,599		$7,601,390

Allowance for Credit Losses

The following tables present roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended December 31, 2021
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$203,733	$76,071	$279,804
Charge-offs	(4,395)	-	(4,395)
Recoveries	4,226	-	4,226
Net charge-offs	(169)	-	(169)
Provision	(3,000)	(3,000)	(6,000)
Ending balance	$200,564	$73,071	$273,635

	Three Months Ended September 30, 2021
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$225,600	$74,571	$300,171
Charge-offs	(1,516)	-	(1,516)
Recoveries	1,149	-	1,149
Net charge-offs	(367)	-	(367)
Provision	(21,500)	1,500	(20,000)
Ending balance	$203,733	$76,071	$279,804

Allowance for Credit	Year Ended December 31,
Losses Rollforward	2021	2020

	(In thousands)
Beginning balance	$433,752	$174,646
Cumulative effect of change in accounting principle - CECL	-	7,327
Balance, January 1	433,752	181,973
Charge-offs	(10,715)	(93,589)
Recoveries	12,598	6,368
Net recoveries (charge-offs)	1,883	(87,221)
Provision	(162,000)	339,000
Ending balance	$273,635	$433,752

The following table presents allowance for credit losses information as of and for the dates and periods indicated:

	December 31,	September 30,	Increase
Allowance for Credit Losses	2021	2021	(Decrease)

	(Dollars in thousands)
Allowance for loan and lease losses	$200,564	$203,733	$(3,169)
Reserve for unfunded loan commitments	73,071	76,071	(3,000)
Allowance for credit losses	$273,635	$279,804	$(6,169)

Provision for credit losses (for the quarter)	$(6,000)	$(20,000)	$14,000
Net charge-offs (recoveries) (for the quarter)	$169	$367	$(198)
Net charge-offs (recoveries) to average loans and leases (for the quarter)	0.00%	0.01%
Allowance for loan and lease losses to loans and leases held for investment	0.87%	0.99%
Allowance for loan and lease losses to loans and leases held for investment, excluding PPP loans	0.88%	1.01%
Allowance for credit losses to loans and leases held for investment	1.19%	1.36%
Allowance for credit losses to loans and leases held for investment, excluding PPP loans	1.20%	1.38%

The allowance for credit losses decreased by $6.2 million in the fourth quarter of 2021 to $273.6 million at December 31, 2021. The decrease in the allowance for credit losses during the fourth quarter of 2021 was attributable to a provision for credit losses benefit of $6.0 million and $0.2 million in net charge-offs. The allowance for credit losses ratio, excluding PPP loans, of 1.20% remains robust and moderately higher than the pre-pandemic level of 0.97% as of the January 1, 2020 CECL adoption date.

Net charge-offs were $0.2 million for the fourth quarter of 2021 as gross charge-offs of $4.4 million were reduced by recoveries of $4.2 million.

Net charge-offs were $0.4 million for the third quarter of 2021 as gross charge-offs of $1.5 million were reduced by recoveries of $1.1 million.

On a year-to-date basis for the year ended December 31, 2021, net recoveries were $1.9 million as gross charge-offs of $10.7 million were reduced by recoveries of $12.6 million.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	December 31,	September 30,	Increase
Credit Quality Metrics	2021	2021	(Decrease)

	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$61,174	$64,507	$(3,333)
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	12,843	13,364	(521)
Total nonperforming assets ("NPAs")	$74,017	$77,871	$(3,854)

Performing TDRs held for investment	$24,430	$36,750	$(12,320)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.27%	0.31%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.32%	0.38%
Allowance for credit losses to nonaccrual loans and leases held for investment	447.3%	433.8%

Loan and Lease Credit Risk Ratings:
Pass	$22,433,833	$19,873,050	$2,560,783
Special mention	391,611	496,366	(104,755)
Classified	116,104	141,604	(25,500)
Total loans and leases held for investment, net of deferred fees	$22,941,548	$20,511,020	$2,430,528

Classified loans and leases held for investment to loans and leases held for investment	0.51%	0.69%

(1)	Nonaccrual loans include SBA guaranteed amounts of $22.1 million at December 31, 2021 and $20.1 million at September 30, 2021.

Since downgrading certain loans at the onset of the pandemic in the first quarter of 2020 given all the uncertainty at the time, special mention loans and leases have decreased by $507.0 million or 56% from their peak in the first quarter of 2020, while classified loans and leases have decreased by $177.1 million or 60% from their peak in the second quarter of 2020, and each have significantly declined in the fourth quarter of 2021. Classified loans and leases are now below pre-pandemic levels while special mention loans and leases are also approaching pre-pandemic levels. Nonaccrual loans and leases decreased by $3.3 million to $61.2 million in the fourth quarter of 2021 due primarily to a decrease in nonaccrual short-term, single-family residential renovation loans as a result of payoffs during the quarter.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	December 31, 2021		September 30, 2021		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due

	(Dollars in thousands)
Real estate mortgage:
Commercial	$27,540	$2,165	$25,615	$676	$1,925	$1,489
Income producing and other residential	12,292	39,929	7,547	3,760	4,745	36,169
Total real estate mortgage	39,832	42,094	33,162	4,436	6,670	37,658
Real estate construction and land:
Commercial	-	-	-	-	-	-
Residential	4,715	5,031	19,918	12,809	(15,203)	(7,778)
Total real estate construction and land	4,715	5,031	19,918	12,809	(15,203)	(7,778)
Commercial:
Asset-based	1,464	-	1,605	-	(141)	-
Venture capital	2,799	-	2,348	1,670	451	(1,670)
Other commercial	11,950	630	6,979	340	4,971	290
Total commercial	16,213	630	10,932	2,010	5,281	(1,380)
Consumer	414	1,004	495	1,042	(81)	(38)
Total held for investment	$61,174	$48,759	$64,507	$20,297	$(3,333)	$28,462

The increase in accruing and 30-89 days past due loans is primarily due to $19.3 million in past due purchased single-family loans. As of January 14, 2022, $5.9 million of these loans remained over 30 days past due. The delinquency related to these loans was attributable to delayed payment application stemming from servicing being transferred following our purchase of the loans. The increase in this category was also due to an increase of $9.1 million in single-family residential loans originated by Civic.

CAPITAL

The following table presents certain actual capital ratios and ratios excluding PPP loans:

	December 31, 2021
		Excluding		September 30,
		PPP		2021
	Actual (1)	Loans (1)		Actual
PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio	6.84%	6.88	% (3)	8.05%
Common equity tier 1 capital ratio	8.86%	8.86%		10.15%
Tier 1 capital ratio	9.32%	9.32%		10.65%
Total capital ratio	12.69%	12.69%		14.36%
Risk-weighted assets	$28,508,808	$28,508,808		$26,057,583
Tangible common equity ratio (2)	6.54%	6.56	% (3)	7.79%

(1)	Capital information for December 31, 2021 is preliminary.
(2)	Non-GAAP measure.
(3)	PPP loans have been excluded from total assets in the denominator as they are zero risk-weighted.

The decreases in the capital ratios during the fourth quarter of 2021 were due primarily to the increase in goodwill related to the HOA acquisition combined with an increase in risk-weighted assets as we deployed $3.8 billion of excess liquidity into securities and loans and leases during the quarter.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $40 billion in assets headquartered in Los Angeles, California, with an executive office in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 69 full-service branches located in California, one branch located in Durham, North Carolina, and one branch located in Denver, Colorado. The Bank provides community banking products including lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices and Denver, Colorado branch office. The Bank offers national lending products including asset-based, equipment, and real estate loans and treasury management services to established middle-market businesses on a national basis. The Bank provides venture banking products including a comprehensive suite of financial services focused on entrepreneurial and venture-backed businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States. The Bank also offers financing of non-owner-occupied investor properties through Civic Financial Services a wholly-owned subsidiary. The Bank also offers a specialized suite of services for the HOA industry. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. The ongoing COVID-19 pandemic has adversely affected PacWest, its employees, customers and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. The risks from the COVID-19 pandemic have decreased as the pandemic subsides, however, new variants may continue to impact key macro-economic indicators such as unemployment and GDP and may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest’s revenues and the values of its assets, including goodwill, and liabilities, lead to a tightening of credit, and increase stock price volatility. In addition, PacWest’s results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, the magnitude of individual loan losses on security monitoring loans, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,	September 30,	December 31,
	2021	2021	2020

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$112,548	$174,585	$150,464
Interest-earning deposits in financial institutions	3,944,686	3,524,613	3,010,197
Total cash and cash equivalents	4,057,234	3,699,198	3,160,661
Securities available-for-sale, at estimated fair value	10,694,458	9,276,926	5,235,591
Federal Home Loan Bank stock, at cost	17,250	17,250	17,250
Total investment securities	10,711,708	9,294,176	5,252,841
Loans held for sale	-	-	-
Gross loans and leases held for investment	23,026,308	20,588,255	19,153,357
Deferred fees, net	(84,760)	(77,235)	(69,980)
Total loans and leases held for investment, net of deferred fees	22,941,548	20,511,020	19,083,377
Allowance for loan and lease losses	(200,564)	(203,733)	(348,181)
Total loans and leases held for investment, net	22,740,984	20,307,287	18,735,196
Equipment leased to others under operating leases	339,150	334,275	333,846
Premises and equipment, net	46,740	47,246	39,234
Foreclosed assets, net	12,843	13,364	14,027
Goodwill	1,405,736	1,204,118	1,078,670
Core deposit and customer relationship intangibles, net	44,957	15,533	23,641
Other assets	1,083,992	970,479	860,326
Total assets	$40,443,344	$35,885,676	$29,498,442

LIABILITIES:
Noninterest-bearing deposits	$14,543,133	$12,881,806	$9,193,827
Interest-bearing deposits	20,454,624	17,677,939	15,746,890
Total deposits	34,997,757	30,559,745	24,940,717
Borrowings	-	-	5,000
Subordinated debt	863,283	862,447	465,812
Accrued interest payable and other liabilities	582,674	545,050	491,962
Total liabilities	36,443,714	31,967,242	25,903,491
STOCKHOLDERS' EQUITY (1)	3,999,630	3,918,434	3,594,951
Total liabilities and stockholders’ equity	$40,443,344	$35,885,676	$29,498,442

Book value per share	$33.45	$32.77	$30.36
Tangible book value per share (2)	$21.31	$22.57	$21.05
Shares outstanding	119,584,854	119,579,566	118,414,853

(1) Includes net unrealized gain on securities available-for-sale, net	$65,968	$98,859	$172,523
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020

	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$263,662	$246,722	$242,198	$996,457	$993,138
Investment securities	48,469	40,780	28,843	153,468	106,770
Deposits in financial institutions	2,674	2,580	1,135	8,804	3,583
Total interest income	314,805	290,082	272,176	1,158,729	1,103,491

Interest expense:
Deposits	6,622	6,417	8,454	27,808	59,663
Borrowings	64	101	37	623	8,161
Subordinated debt	7,714	7,722	4,477	26,474	21,109
Total interest expense	14,400	14,240	12,968	54,905	88,933

Net interest income	300,405	275,842	259,208	1,103,824	1,014,558
Provision for credit losses	(6,000)	(20,000)	10,000	(162,000)	339,000
Net interest income after provision for credit losses	306,405	295,842	249,208	1,265,824	675,558

Noninterest income:
Service charges on deposit accounts	3,476	3,407	3,119	13,269	10,351
Other commissions and fees	10,633	11,792	9,974	42,287	40,347
Leased equipment income	12,602	10,943	9,440	45,746	43,628
Gain on sale of loans and leases	172	-	1,671	1,733	2,139
Gain on sale of securities	999	515	4	1,615	13,171
Other income	29,500	24,688	15,642	89,277	36,424
Total noninterest income	57,382	51,345	39,850	193,927	146,060

Noninterest expense:
Compensation	99,700	98,061	73,171	368,450	271,494
Occupancy	14,656	14,928	14,083	58,422	57,555
Data processing	8,171	7,391	6,718	30,277	26,779
Other professional services	5,946	5,164	6,800	21,492	19,917
Insurance and assessments	5,032	3,685	5,064	17,365	22,625
Intangible asset amortization	3,876	2,890	3,172	12,734	14,753
Leased equipment depreciation	9,569	8,603	7,501	35,755	28,865
Foreclosed assets (income) expense, net	(260)	165	(272)	(213)	(17)
Acquisition, integration and reorganization costs	5,590	200	1,060	9,415	1,060
Customer related expense	6,175	4,538	4,430	20,504	17,532
Loan expense	5,627	4,180	3,926	17,031	13,454
Goodwill impairment	-	-	-	-	1,470,000
Other expense	12,028	9,616	10,029	46,185	40,002
Total noninterest expense	176,110	159,421	135,682	637,417	1,984,019

Earnings (loss) before income taxes	187,677	187,766	153,376	822,334	(1,162,401)
Income tax expense	51,632	47,770	36,546	215,375	75,173
Net earnings (loss)	$136,045	$139,996	$116,830	$606,959	$(1,237,574)

Basic and diluted earnings (loss) per share	$1.14	$1.17	$0.99	$5.10	$(10.61)
Dividends declared and paid per share	$0.25	$0.25	$0.25	$1.00	$1.35

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS (LOSS) PER SHARE CALCULATIONS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020

	(In thousands, except per share data)
Basic Earnings (Loss) Per Share:
Net earnings (loss)	$136,045	$139,996	$116,830	$606,959	$(1,237,574)
Less: earnings allocated to unvested restricted stock (1)	(2,311)	(2,417)	(1,398)	(10,248)	(1,782)
Net earnings (loss) allocated to common shares	$133,734	$137,579	$115,432	$596,711	$(1,239,356)

Weighted average basic shares and unvested restricted stock outstanding	119,577	119,569	118,446	119,349	118,463
Less: weighted average unvested restricted stock outstanding	(2,314)	(2,340)	(1,652)	(2,255)	(1,610)
Weighted average basic shares outstanding	117,263	117,229	116,794	117,094	116,853

Basic earnings (loss) per share	$1.14	$1.17	$0.99	$5.10	$(10.61)

Diluted Earnings (Loss) Per Share:
Net earnings (loss) allocated to common shares	$133,734	$137,579	$115,432	$596,711	$(1,239,356)

Weighted average diluted shares outstanding	117,263	117,229	116,794	117,094	116,853

Diluted earnings (loss) per share	$1.14	$1.17	$0.99	$5.10	$(10.61)

(1)	Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost

	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$21,367,665	$265,549	4.93%	$19,670,671	$248,485	5.01%	$18,769,214	$243,188	5.15%
Investment securities (3)	9,964,568	50,710	2.02%	8,047,098	42,952	2.12%	4,888,993	30,757	2.50%
Deposits in financial institutions	5,961,104	2,674	0.18%	5,657,768	2,580	0.18%	3,576,335	1,135	0.13%
Total interest-earning assets (1)	37,293,337	318,933	3.39%	33,375,537	294,017	3.50%	27,234,542	275,080	4.02%
Other assets	3,064,810			2,496,127			2,100,247
Total assets	$40,358,147			$35,871,664			$29,334,789

Liabilities and Stockholders' Equity:
Interest checking	$7,767,211	2,041	0.10%	$7,372,859	2,042	0.11%	$5,191,435	2,064	0.16%
Money market	10,226,366	3,400	0.13%	8,662,449	2,997	0.14%	7,636,220	3,225	0.17%
Savings	634,874	39	0.02%	620,079	38	0.02%	567,646	35	0.02%
Time	1,421,859	1,142	0.32%	1,475,307	1,340	0.36%	1,650,150	3,130	0.75%
Total interest-bearing deposits	20,050,310	6,622	0.13%	18,130,694	6,417	0.14%	15,045,451	8,454	0.22%
Borrowings	234,391	64	0.11%	238,335	101	0.17%	237,098	37	0.06%
Subordinated debt	862,777	7,714	3.55%	862,272	7,722	3.55%	463,951	4,477	3.84%
Total interest-bearing liabilities	21,147,478	14,400	0.27%	19,231,301	14,240	0.29%	15,746,500	12,968	0.33%
Noninterest-bearing demand deposits	14,713,385			12,198,313			9,589,789
Other liabilities	543,017			525,429			462,075
Total liabilities	36,403,880			31,955,043			25,798,364
Stockholders' equity	3,954,267			3,916,621			3,536,425
Total liabilities and stockholders' equity	$40,358,147			$35,871,664			$29,334,789
Net interest income (1)		$304,533			$279,777			$262,112
Net interest spread (1)			3.12%			3.21%			3.69%
Net interest margin (1)			3.24%			3.33%			3.83%

Total deposits (4)	$34,763,695	$6,622	0.08%	$30,329,007	$6,417	0.08%	$24,635,240	$8,454	0.14%

(1)	Tax equivalent.
(2)	Includes net loan premium amortization of $6.4 million and $2.4 million and net loan discount accretion of $1.2 for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, respectively.
(3)	Includes tax-equivalent adjustments of $2.2 million, $2.2 million, and $1.9 million for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020 related to tax-exempt income on investment securities. The federal statutory tax rate utilized was 21%.
(4)	Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$112,548	$174,585	$179,505	$177,199	$150,464
Interest-earning deposits in financial institutions	3,944,686	3,524,613	5,678,587	5,517,667	3,010,197
Total cash and cash equivalents	4,057,234	3,699,198	5,858,092	5,694,866	3,160,661
Securities available-for-sale	10,694,458	9,276,926	7,198,608	5,941,690	5,235,591
Federal Home Loan Bank stock	17,250	17,250	17,250	17,250	17,250
Total investment securities	10,711,708	9,294,176	7,215,858	5,958,940	5,252,841
Loans held for sale	-	-	-	25,554	-
Gross loans and leases held for investment	23,026,308	20,588,255	19,580,731	19,055,165	19,153,357
Deferred fees, net	(84,760)	(77,235)	(74,474)	(75,937)	(69,980)
Total loans and leases held for investment, net of deferred fees	22,941,548	20,511,020	19,506,257	18,979,228	19,083,377
Allowance for loan and lease losses	(200,564)	(203,733)	(225,600)	(292,445)	(348,181)
Total loans and leases held for investment, net	22,740,984	20,307,287	19,280,657	18,686,783	18,735,196
Equipment leased to others under operating leases	339,150	334,275	313,574	327,413	333,846
Premises and equipment, net	46,740	47,246	39,541	39,622	39,234
Foreclosed assets, net	12,843	13,364	13,227	14,298	14,027
Goodwill	1,405,736	1,204,118	1,204,118	1,204,092	1,078,670
Core deposit and customer relationship intangibles, net	44,957	15,533	18,423	21,312	23,641
Other assets	1,083,992	970,479	924,497	883,653	860,326
Total assets	$40,443,344	$35,885,676	$34,867,987	$32,856,533	$29,498,442

LIABILITIES:
Noninterest-bearing deposits	$14,543,133	$12,881,806	$11,252,286	$11,017,462	$9,193,827
Interest-bearing deposits	20,454,624	17,677,939	18,394,748	17,205,829	15,746,890
Total deposits	34,997,757	30,559,745	29,647,034	28,223,291	24,940,717
Borrowings	-	-	6,625	19,750	5,000
Subordinated debt	863,283	862,447	861,788	465,814	465,812
Accrued interest payable and other liabilities	582,674	545,050	505,859	493,541	491,962
Total liabilities	36,443,714	31,967,242	31,021,306	29,202,396	25,903,491
STOCKHOLDERS' EQUITY (1)	3,999,630	3,918,434	3,846,681	3,654,137	3,594,951
Total liabilities and stockholders’ equity	$40,443,344	$35,885,676	$34,867,987	$32,856,533	$29,498,442

Book value per share	$33.45	$32.77	$32.17	$30.68	$30.36
Tangible book value per share (2)	$21.31	$22.57	$21.95	$20.39	$21.05
Shares outstanding	119,584,854	119,579,566	119,555,102	119,105,642	118,414,853

(1) Includes net unrealized gain on securities available-for-sale, net	$65,968	$98,859	$145,516	$106,381	$172,523
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020

	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$263,662	$246,722	$244,529	$241,544	$242,198
Investment securities	48,469	40,780	33,954	30,265	28,843
Deposits in financial institutions	2,674	2,580	2,022	1,528	1,135
Total interest income	314,805	290,082	280,505	273,337	272,176

Interest expense:
Deposits	6,622	6,417	7,269	7,500	8,454
Borrowings	64	101	265	193	37
Subordinated debt	7,714	7,722	6,663	4,375	4,477
Total interest expense	14,400	14,240	14,197	12,068	12,968

Net interest income	300,405	275,842	266,308	261,269	259,208
Provision for credit losses	(6,000)	(20,000)	(88,000)	(48,000)	10,000
Net interest income after provision for credit losses	306,405	295,842	354,308	309,269	249,208

Noninterest income:
Service charges on deposit accounts	3,476	3,407	3,452	2,934	3,119
Other commissions and fees	10,633	11,792	10,704	9,158	9,974
Leased equipment income	12,602	10,943	10,847	11,354	9,440
Gain on sale of loans and leases	172	-	1,422	139	1,671
Gain on sale of securities	999	515	-	101	4
Other income	29,500	24,688	13,946	21,143	15,642
Total noninterest income	57,382	51,345	40,371	44,829	39,850

Noninterest expense:
Compensation	99,700	98,061	90,807	79,882	73,171
Occupancy	14,656	14,928	14,784	14,054	14,083
Data processing	8,171	7,391	7,758	6,957	6,718
Other professional services	5,946	5,164	5,256	5,126	6,800
Insurance and assessments	5,032	3,685	3,745	4,903	5,064
Intangible asset amortization	3,876	2,890	2,889	3,079	3,172
Leased equipment depreciation	9,569	8,603	8,614	8,969	7,501
Foreclosed assets (income) expense, net	(260)	165	(119)	1	(272)
Acquisition, integration and reorganization costs	5,590	200	200	3,425	1,060
Customer related expense	6,175	4,538	4,973	4,818	4,430
Loan expense	5,627	4,180	4,031	3,193	3,926
Other expense	12,028	9,616	8,812	15,729	10,029
Total noninterest expense	176,110	159,421	151,750	150,136	135,682

Earnings before income taxes	187,677	187,766	242,929	203,962	153,376
Income tax expense	51,632	47,770	62,417	53,556	36,546
Net earnings	$136,045	$139,996	$180,512	$150,406	$116,830

Basic and diluted earnings per share	$1.14	$1.17	$1.52	$1.27	$0.99
Dividends declared and paid per share	$0.25	$0.25	$0.25	$0.25	$0.25

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020

	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.34%	1.55%	2.11%	1.94%	1.58%
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") return on average assets (1)(2)	1.79%	1.86%	1.81%	2.01%	2.22%
Return on average equity (1)	13.65%	14.18%	19.36%	16.86%	13.14%
Return on average tangible equity (1)(2)	22.06%	21.03%	29.25%	25.67%	19.63%
Efficiency ratio	46.2%	47.2%	47.9%	46.4%	43.6%
Noninterest expense as a percentage of average assets (1)	1.73%	1.76%	1.77%	1.94%	1.84%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	4.93%	5.01%	5.18%	5.20%	5.15%
Average investment securities (3)	2.02%	2.12%	2.23%	2.44%	2.50%
Average interest-earning assets (3)	3.39%	3.50%	3.57%	3.86%	4.02%
Cost of:
Average interest-bearing deposits	0.13%	0.14%	0.16%	0.18%	0.22%
Average total deposits	0.08%	0.08%	0.10%	0.11%	0.14%
Average interest-bearing liabilities	0.27%	0.29%	0.30%	0.29%	0.33%
Net interest spread (3)	3.12%	3.21%	3.27%	3.57%	3.69%
Net interest margin (3)	3.24%	3.33%	3.40%	3.69%	3.83%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$21,367,665	$19,670,671	$19,057,420	$18,927,314	$18,769,214
Investment securities	9,964,568	8,047,098	6,492,721	5,383,140	4,888,993
Deposits in financial institutions	5,961,104	5,657,768	6,347,764	4,790,231	3,576,335
Interest-earning assets	37,293,337	33,375,537	31,897,905	29,100,685	27,234,542
Total assets	40,358,147	35,871,664	34,326,112	31,415,882	29,334,789
Liabilities:
Noninterest-bearing deposits	14,713,385	12,198,313	11,304,757	10,173,459	9,589,789
Interest-bearing deposits	20,050,310	18,130,694	17,817,053	16,044,091	15,045,451
Total deposits	34,763,695	30,329,007	29,121,810	26,217,550	24,635,240
Borrowings	234,391	238,335	225,446	226,053	237,098
Subordinated debt	862,777	862,272	735,725	466,101	463,951
Interest-bearing liabilities	21,147,478	19,231,301	18,778,224	17,136,245	15,746,500
Stockholders' equity	3,954,267	3,916,621	3,739,042	3,617,248	3,536,425

(1)	Annualized.
(2)	Non-GAAP measure.
(3)	Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES
FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020

	(Dollars in thousands)
Credit Quality Ratios:
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.27%	0.31%	0.29%	0.36%	0.48%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.32%	0.38%	0.36%	0.43%	0.55%
Classified loans and leases held for investment to loans and leases held for investment	0.51%	0.69%	0.75%	0.86%	1.39%
Provision for credit losses (for the quarter) to average loans and leases held for investment (annualized)	(0.11)%	(0.40)%	(1.85)%	(1.03)%	0.21%
Net charge-offs (for the quarter) to average loans and leases held for investment (annualized)	0.00%	0.01%	(0.11)%	0.06%	0.40%
Trailing 12 months net charge-offs to average loans and leases held for investment	(0.01)%	0.09%	0.27%	0.37%	0.45%
Allowance for loan and lease losses to loans and leases held for investment	0.87%	0.99%	1.16%	1.54%	1.82%
Allowance for credit losses to loans and leases held for investment	1.19%	1.36%	1.54%	2.02%	2.27%
Allowance for credit losses to nonaccrual loans and leases held for investment	447.3%	433.8%	528.4%	566.2%	475.8%

PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio (1)	6.84%	8.05%	7.67%	7.95%	8.55%
Common equity tier 1 capital ratio (1)	8.86%	10.15%	10.41%	10.39%	10.53%
Tier 1 capital ratio (1)	9.32%	10.65%	10.41%	10.39%	10.53%
Total capital ratio (1)	12.69%	14.36%	14.99%	13.60%	13.76%
Risk-weighted assets (1)	$28,508,808	$26,057,583	$24,274,256	$23,012,350	$22,837,693

Equity to assets ratio	9.89%	10.92%	11.03%	11.12%	12.19%
Tangible common equity ratio (2)	6.54%	7.79%	7.80%	7.68%	8.78%
Book value per share	$33.45	$32.77	$32.17	$30.68	$30.36
Tangible book value per share (2)	$21.31	$22.57	$21.95	$20.39	$21.05

Pacific Western Bank:
Tier 1 leverage capital ratio (1)	7.00%	8.40%	8.47%	8.83%	9.53%
Common equity tier 1 capital ratio (1)	9.56%	11.12%	11.51%	11.54%	11.73%
Tier 1 capital ratio (1)	9.56%	11.12%	11.51%	11.54%	11.73%
Total capital ratio (1)	11.80%	13.59%	14.22%	12.80%	12.99%

(1)	Capital information for December 31, 2021 is preliminary.
(2)	Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) Pre-provision, pre-goodwill impairment, pre-tax net revenue (“PPNR”), (2) PPNR return on average assets (3) return on average tangible equity, (4) tangible common equity ratio, and (5) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of return on average tangible equity, tangible common equity ratio, tangible book value per share, and PPNR is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, and (5) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Year Ended
PPNR and PPNR Return	December 31,	September 30,	December 31,	December 31,
on Average Assets	2021	2021	2020	2021	2020

	(Dollars in thousands)
Net earnings (loss)	$136,045	$139,996	$116,830	$606,959	$(1,237,574)
Add: Provision for credit losses	(6,000)	(20,000)	10,000	(162,000)	339,000
Add: Goodwill impairment	-	-	-	-	1,470,000
Add: Income tax expense	51,632	47,770	36,546	215,375	75,173
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR")	$181,677	$167,766	$163,376	$660,334	$646,599

Average assets	$40,358,147	$35,871,664	$29,334,789	$35,518,488	$27,752,412

Return on average assets (1)	1.34%	1.55%	1.58%	1.71%	(4.46)%
PPNR return on average assets (2)	1.79%	1.86%	2.22%	1.86%	2.33%

(1)	Annualized net earnings (loss) divided by average assets.
(2)	Annualized PPNR divided by average assets.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
Return on Average Tangible Equity	2021	2021	2020	2021	2020

	(Dollars in thousands)
Net earnings (loss)	$136,045	$139,996	$116,830	$606,959	$(1,237,574)
Add: Intangible asset amortization	3,876	2,890	3,172	12,734	14,753
Add: Goodwill impairment	-	-	-	-	1,470,000
Adjusted net earnings	$139,921	$142,886	$120,002	$619,693	$247,179

Average stockholders' equity	$3,954,267	$3,916,621	$3,536,425	$3,808,019	$3,857,610
Less: Average intangible assets	1,437,780	1,221,253	1,103,945	1,269,546	1,470,989
Average tangible common equity	$2,516,487	$2,695,368	$2,432,480	$2,538,473	$2,386,621

Return on average equity (1)	13.65%	14.18%	13.14%	15.94%	(32.08)%
Return on average tangible equity (2)	22.06%	21.03%	19.63%	24.41%	10.36%

(1)	Annualized net earnings divided by average stockholders' equity.
(2)	Annualized adjusted net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	December 31,	September 30,	June 30,	March 31,	December 31,
Tangible Book Value Per Share	2021	2021	2021	2021	2020

	(Dollars in thousands, except per share data)
Stockholders' equity	$3,999,630	$3,918,434	$3,846,681	$3,654,137	$3,594,951
Less: Intangible assets	1,450,693	1,219,651	1,222,541	1,225,404	1,102,311
Tangible common equity	$2,548,937	$2,698,783	$2,624,140	$2,428,733	$2,492,640

Total assets	$40,443,344	$35,885,676	$34,867,987	$32,856,533	$29,498,442
Less: Intangible assets	1,450,693	1,219,651	1,222,541	1,225,404	1,102,311
Tangible assets	$38,992,651	$34,666,025	$33,645,446	$31,631,129	$28,396,131

Equity to assets ratio	9.89%	10.92%	11.03%	11.12%	12.19%
Tangible common equity ratio (1)	6.54%	7.79%	7.80%	7.68%	8.78%

Book value per share	$33.45	$32.77	$32.17	$30.68	$30.36
Tangible book value per share (2)	$21.31	$22.57	$21.95	$20.39	$21.05
Shares outstanding	119,584,854	119,579,566	119,555,102	119,105,642	118,414,853

(1)	Tangible common equity divided by tangible assets.
(2)	Tangible common equity divided by shares outstanding.

CONTACTS

Matthew P. Wagner	Bart R. Olson	William J. Black
President and CEO	EVP and CFO	EVP Strategy and Corporate Development
303.802.8900	714.989.4149	919.597.7466

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